Exhibit 10.2.6
Pursuant to the Canadian NPAC/SMS Contractor Services Agreement Amending Agreement, the following has been added as Exhibit P to the Contractor Services Agreement, restated as of July 1, 2003, by and between Canadian LNP Consortium Inc. and NeuStar, Inc., as amended.

TRANSITION COORDINATION PLAN
     This Transition Coordination Plan (the “Plan”) is made and entered into as of the 22nd day of September, 2008 (the “Effective Date”), by and between CANADIAN LNP CONSORTIUM INC., a corporation incorporated pursuant to the laws of Canada (the “Customer”), and NEUSTAR, INC., a Delaware corporation, having offices at 46000 Center Oak Plaza, Sterling, VA, 20166 (the “Contractor”).
RECITALS
     WHEREAS Customer and Contractor are parties to a certain Contractor Services Agreement for Number Portability Administration Center/Service Management System Agreement (the “Service Agreement”) pursuant to which the Contractor administers the Canadian NPAC/SMS and provides NPAC/SMS Services to Users in Canada pursuant to NPAC/SMS User Agreements;
     AND WHEREAS, Section 24.3 of the Service Agreement provides that within ninety (90) Business Days after execution and delivery by Contractor and Customer of a renewal of the Service Agreement for a period ending December 31, 2011, Contractor and Customer shall agree upon a termination plan, which shall incorporate the agreements and understandings between the Parties contained in Articles 24.2, 24.3(a), 24.3(b), and 24.4 of the Service Agreement;
     AND WHEREAS Article 24.1 of the Service Agreement provides that upon the termination or expiration of the Service Agreement, the Contractor shall assist the Customer in the orderly transition of the Canadian NPAC/SMS and Services from the Contractor to the Successor Contractor;
     NOW, THEREFORE, in consideration of the mutual premises, covenants, representations and agreements set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
DEFINITIONS
     All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Service Agreement.
AGREEMENT
ARTICLE 1
INCORPORATION OF ARTICLE 24 OF THE SERVICE AGREEMENT
1.1	In accordance with and pursuant to Section 24.3 of the Service Agreement, the provisions of Sections 24.2, 24.3 and 24.4 of the Service Agreement are hereby incorporated by reference into this Plan, with full force and effect as if repeated in their entirety herein, mutatis mutandis; it being understood and agreed by the parties that Sections 24.2, 24.3 and 24.4 of the Service Agreement shall have the same force and effect in this Plan as if they had been written in full in this Plan. Notwithstanding anything herein to the contrary, any conflict or ambiguity between the Services Agreement and this Plan shall be resolved in favor of the Services Agreement; it being understood that
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the purpose for Section 24.3 of the Service Agreement to require the development of this Plan is to recite, in one document, the current, material provisions concerning the transition of the Canadian NPAC/SMS and elaborate on certain of the obligations set forth in Article 24 of the Service Agreement.
ARTICLE 2
OPERATION OF THE PLAN
2.1	The parties acknowledge and agree:
(a)	In respect of the Contractor’s obligation to provide Transition Services as described in Section 24.2 of the Service Agreement, upon the occurrence of a Termination Event (other than a Termination Event under Sections 23.1(c), (d) or (e), or Article 12 of the Service Agreement) or Non-Renewal, and in each case, upon Customer’s request in lieu of being granted a license under Article 9 of the Service Agreement, the Contractor shall:
(i)	extend the Service Agreement with Customer for a period the last day of which shall not extend beyond the earlier of:
(A)	the date that Customer completes its transition to a Successor Contractor for the provision of NPAC/SMS in the Canadian Region; or

(B)	the date that is eighteen (18) months after: (a) in the case of a Termination Event, the date notice of termination is given by Customer; or (b) in the case of Non-Renewal, the date the notice of Non-Renewal is given or received, as applicable, by Customer;
(ii)	provide such extension at a price and Service Levels in effect on the date of termination or expiration of the Service Agreement, as applicable, as adjusted pursuant to Section 6.1 of the Service Agreement if such extension extends beyond the Initial Term;

(iii)	upon any such extension, provide any Transition Services (as defined below) requested by Customer; provided that:
(A)	Contractor shall be paid for such services at reasonable rates, consistent with the charges underlying the Pricing Schedules set forth in Exhibit E of the Service Agreement; and

(B)	Contractor shall have no obligation to perform any such Transition Services under Section 24.2 of the Service Agreement after the end of the extension period.
(b)	In respect of the obligations of the Contractor to provide Transition Services during any extension period as described in Section 24.2 of the Service Agreement, notwithstanding anything to the contrary above, the Customer shall:
(i)	use diligent efforts to transition to a Successor Contractor beginning no later than:
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(A)	in the case of a Termination Event, the date it gives a notice of termination of this Agreement; or

(B)	in the case of Non-Renewal, the date it gives or receives, as applicable, the notice of Non-Renewal.
(c)	EXTENSION PERIOD, CONTRACTOR TERMINATION EVENT OR CONTRACTOR NON-RENEWAL. In respect of Contractor’s obligation to provide transition assistance in the event of a Contractor Termination Event, or a Contractor Non-Renewal, as described in Section 24.3(a)(i) of the Service Agreement, upon thirty (30) Business Days prior written notice, at the direction and in the sole and exclusive discretion of Customer, Contractor shall:
(i)	extend the provision of the Canadian NPAC/SMS and the Canadian NPAC/SMS Services as directed by Customer for that period of time (the “Extension Period”) ending on the earlier of:
(A)	that date upon which Customer and Users complete transition to a Successor Contractor for the provision and administration of the Canadian NPAC/SMS and the Canadian NPAC/SMS Services; and

(B)	eight (8) months following:
(1)	the delivery of the notice of termination in respect of a Contractor Termination Event, in the case of a Contractor Termination Event; or

(2)	the effective date of the Contractor Non-Renewal, in the case of a Contractor Non-Renewal;
(ii)	during any Extension Period contemplated in Section 24.3(a)(i) of the Service Agreement, ensure that the Canadian NPAC/SMS Services meet or exceed the Service Levels and otherwise are provided in accordance with the applicable provisions of the Service Agreement, including, but not limited to, the Service Levels in effect on the date of such termination or expiration of the Service Agreement, as applicable;

(iii)	without restricting the generality of the foregoing, also provide the Transition Services contemplated in Section 24.4 of the Service Agreement requested by Customer; provided that Contractor shall have no obligation to perform any such Transition Services after the end of the Extension Period.
(d)	In respect of Contractor’s obligation to perform the Canadian NPAC/SMS Services during any Extension Period described in Section 24.3(a)(i) of the Service Agreement, such obligation shall be subject to Customer using reasonable and diligent efforts to transition to a Successor Contractor beginning no later than:
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(i)	in the case of a Contractor Termination Event, the date of delivery of the notice of termination related to the Contractor Termination Event; or

(ii)	in the case of a Contractor Non-Renewal, the date of delivery by the Contractor of the notice of the Contractor Non-Renewal.
(e)	LICENSING, CONTRACTOR TERMINATION EVENT OR CONTRACTOR NON-RENEWAL. In respect of Contractor’s obligation to provide transition assistance in the event of a Contractor Termination Event, or a Contractor Non-Renewal, as described in Section 24.3(a) of the Service Agreement, the Contractor shall, upon thirty (30) Business Days prior written notice, at the direction and in the sole and exclusive discretion of the Customer, license to the Customer the Canadian NPAC/SMS Software as directed by the Customer in accordance with Article 9 of the Service Agreement and subject to Exhibit L of the Service Agreement. For greater certainty, the license to the Canadian NPAC/SMS Software shall be royalty free and shall include:
(i)	any Maintenance Modifications created by Contractor during the Extension Period;

(ii)	Enhancements that are subject to a continuing payment obligation under a Statement of Work;

(iii)	Enhancements that are not subject to continuing obligations under a Statement of Work that contain modifications or revisions to the NPAC/SMS Software to correct defects or are necessary for the day to day functionality of the NPAC/SMS (when such modifications or revisions were not otherwise made available to the Customer in a Maintenance Modification or other Enhancement); and

(iv)	Enhancements for which the payments have been completed.
To the extent that the Canadian NPAC/SMS Software that is subject to the license contains functionality not purchased by Customer, subject to the foregoing provisions contained in this paragraph, neither Customer, Successor Contractor, nor any User shall be entitled to use or receive such functionality as part of the license.

(f)	EXTENSION PERIOD, CUSTOMER NON-RENEWAL. In respect of the Contractor’s obligation to provide transition assistance in the event of a Customer Non-Renewal, as described in Section 24.3(b)(i) of the Service Agreement, the Contractor shall, upon thirty (30) Business Days prior written notice, at the direction and in the sole and exclusive discretion of the Customer:
(i)	extend the provision of the Canadian NPAC/SMS and the Canadian NPAC/SMS Services as directed by the Customer for that period of time (also, the “Extension Period”) ending on the earlier of:
(A)	that date upon which Customer and Users complete transition to a Successor Contractor for the provision and administration of the
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Canadian NPAC/SMS and the Canadian NPAC/SMS Services; and
(B)	eight (8) months following the effective date of the Customer Non-Renewal;
(ii)	during any Extension Period contemplated in Section 24.3(b)(i) of the Service Agreement, ensure that the Canadian NPAC/SMS Services meet or exceed the Service Levels and otherwise are provided in accordance with the applicable provisions of the Service Agreement, including, but not limited to, the Service Levels in effect on the date of such termination or expiration of the Service Agreement, as applicable;

(iii)	without restricting the generality of the foregoing, also provide the Transition Services contemplated in Section 24.4 of the Service Agreement requested by Customer; provided that Contractor shall have no obligation to perform any such Transition Services after the end of the Extension Period.
(g)	In respect of Contractor’s obligation to perform the Canadian NPAC/SMS Services during any Extension Period described in Section 24.3(b) of the Service Agreement, such obligation shall be subject to Customer using reasonable and diligent efforts to transition to a Successor Contractor beginning no later than the date of delivery by Customer of the notice of the Customer Non-Renewal.

(h)	LICENSING, CUSTOMER NON-RENEWAL. In respect of the Contractor’s obligation to provide transition assistance in the event of a Customer Non-Renewal, as described in Section 24.3(b)(ii) of the Service Agreement, the Contractor shall, upon thirty (30) Business Days prior written notice, at the direction and in the sole and exclusive discretion of the Customer:
(i)	license to the Customer the Canadian NPAC/SMS Software as directed by the Customer in accordance with Article 9 of the Service Agreement and subject to Exhibit L of the Service Agreement. For greater certainty, the license to the Canadian NPAC/SMS Software shall be royalty free and shall include:
(A)	any Maintenance Modifications created by Contractor during the Extension Period;

(B)	Enhancements that are subject to a continuing payment obligation under a Statement of Work;

(C)	Enhancements that are not subject to continuing obligations under a Statement of Work that contain modifications or revisions to the NPAC/SMS Software to correct defects or are necessary for the day to day functionality of the NPAC/SMS (when such modifications or revisions were not otherwise made available to the Customer in a Maintenance Modification or other Enhancement); and
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(D)	Enhancements for which the payments have been completed.
To the extent that the Canadian NPAC/SMS Software that is subject to the license contains functionality not purchased by Customer, subject to the foregoing provisions contained in this paragraph, neither Customer, Successor Contractor, nor any User shall be entitled to use or receive such functionality as part of the license.
(i)	TRANSITION SERVICES, TIMING. In respect the obligation of Contractor to provide Transition Services described in Section 24.4 of the Service Agreement, such services shall, where requested by Customer, be provided by the Contractor:
(i)	through any Extension Period under Section 24.2, Section 24.3(a) or Section 24.3(b) of the Service Agreement, as the case may be; or

(ii)	if the Service Agreement is not being extended pursuant to such Sections of the Service Agreement, a period not to exceed eight (8) months after the expiration or termination of the Service Agreement.
(j)	TRANSITION TEAM. In respect of the Transition Team described in Section 24.4 of the Service Agreement, the Transition Team shall:
(i)	consist of one (1) representative of Customer, and one (1) representative of Contractor, appointed within ten (10) days of Customer’s request for Transition Services;

(ii)	jointly deliver a preliminary transition plan within twenty (20) days following the appointment of the Transition Team;

(iii)	jointly produce a final plan within twenty (20) days following the submission of the preliminary plan. The final plan shall:
(A)	Set forth the methods and procedures for Customer and Contractor to manage the Transition Services (collectively, the “Transition Plan”). In the event of a failure of agreement, in good faith, on the Transition Plan, the Transition Plan shall be the plan as reasonably directed by Customer.
(iv)	meet no less frequently than monthly, acting reasonably, and shall take all steps reasonably necessary to facilitate implementation of the Transition Plan, including meeting by electronic means (including by telephone or other convenient means of communication) no less than daily for the purpose of reporting on matters related to the transition described in this Section, including all issues related thereto.
(k)	TRANSITION PLAN, PERIODIC REVIEW. In respect of the Transition Team and Transition Plan described in Section 24.4 of the Service Agreement, the Contractor and the Customer shall:
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(i)	jointly review the status of the Transition Team’s efforts and the Services listed in the Transition Plan on a regular basis, but in no event less frequently than weekly. If such review indicates that amendments are necessary, and such proposed amendments are agreeable to both parties, such amendments shall be executed and implemented.
(l)	TRANSITION SERVICES, SOFTWARE. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(a) of the Service Agreement, as soon as possible but in any event within ten (10) Business Days of a written request for such by Customer, the Contractor shall:
(i)	provide Customer with a description, in level of detail determined by Customer in its discretion acting reasonably, of all hardware, software, and communications inventories and documentation of operational and procedural practices required for the orderly transition to a Successor Contractor for the Canadian NPAC/SMS and Canadian NPAC/SMS Services, in no event in any less detail than that required of the Contractor under Section 1.1 of Exhibit M (Software Escrow Agreement). This includes but is not limited to:
(A)	descriptions of the current and last working versions of the NPAC/SMS Software in Source Code form (the “Source Code Materials”);

(B)	descriptions of the current and last working versions of the NPAC/SMS Software in Object Code form;

(C)	description of the documentation for the Source Code;

(D)	description of the NPAC/SMS Software documentation for the Object Code;

(E)	description of a complete inventory list of all hardware and third party software;

(F)	detailed description of the network architecture used to operate the NPAC/SMS;

(G)	description of all firmware, linking compiling and building instructions, all embedded programmer comments, all schematics, design drawings, part lists, third party vendor lists, and any other tools, materials, verification suites, instructions and, if applicable, documentation collectively sufficient of themselves to permit the Customer and its licensees to continue to exercise the rights granted to it by the Service Agreement even without the Contractor’s ongoing cooperation; and

(H)	description of all NPAC/SMS Software related documentation.
(m)	TRANSITION SERVICES, INFORMATION. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(b) of the Service
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Agreement, within five (5) Business Days of a written request for such by Customer, Contractor shall:
(i)	provide Customer and/or its designees (including the Successor Contractor) all information (including all relevant literature, papers and records) under Contractor’s possession and control, in a level of detail determined by Customer in its discretion acting reasonably, necessary to enable Customer and/or its designees (including the Successor Contractor) to provide the Canadian NPAC/SMS Services. This information includes, but is not limited to:
(A)	any specific United States Federal or State Government rules, requirements, restrictions, regulations or constraints to which Contractor is subject in providing the NPAC/SMS Services in the Canadian region, including Transition Services;

(B)	any specific Canadian Federal or Provincial Government rules, requirements, restrictions, regulations or constraints to which Contractor is subject in providing the NPAC/SMS Services in the Canadian region, including Transition Services;

(C)	any records filed by Contractor with any governmental agency required in the provision of NPAC/SMS Services in the Canadian region, including Transition Services; and

(D)	all historical data of Customer relating to the provision of the NPAC/SMS Service in the Canadian region.
(n)	TRANSITION SERVICES, LICENSES. In respect of the Contractor’s obligation to provide Transition Services as described in Section 24.4(c) of the Service Agreement, within fifteen (15) Business Days of a written request for such by Customer, Contractor shall:
(i)	provide commercially reasonable assistance to Customer in obtaining, at Customer’s cost, all licenses (and applicable consents, if any) from all applicable vendors of any Third Party Software necessary for Customer or Successor Contractor to provide the NPAC/SMS Services, as may be reasonably directed by Customer. This includes, but is not limited to, the license to Third Party Software described in Exhibit M to the Service Agreement.
(o)	TRANSITION SERVICES, THIRD PARTY AGREEMENTS. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(d) of the Service Agreement, within fifteen (15) Business Days of a written request for such by the Customer, Contractor shall:
(i)	transfer or assign to Customer or the Successor Contractor any third party agreements (and applicable consents, if any) related to or used by the Contractor in the delivery of the Services, as reasonably directed by Customer, to the extent allowed under those third party agreements, unless doing so would have a materially adverse effect on Contractor’s
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ability to provide Canadian NPAC/SMS Services as agreed to by the Parties acting reasonably. This includes but is not limited to:
(A)	permits;

(B)	approvals;

(C)	licenses;

(D)	contracts; and

(E)	consents.
(ii)	in the case that consent for assignment of a third party agreement related to or used by the Contractor in the delivery of the Services cannot be obtained, facilitate the process of re-negotiation of the agreements critical to the provision of the Canadian NPAC/SMS Service (the “Critical Agreements”) to allow for assignment or the negotiation of a different arrangement;

(iii)	in the case that consent to assignment of a third party agreement related to or used by the Contractor in the delivery of the Services cannot be obtained, maintain such third party agreement for Customer’s benefit until Customer or the Successor Contractor can find alternative means to obtain services related to such third party contracts.
(p)	TRANSITION SERVICES, CUSTOMER PROPERTY. In respect of the Contractor’s obligation to provide Transition Services as described in Section 24.4(e) of the Service Agreement, as soon as possible but in any event within ten (10) Business Days of a written request for such by the Customer, the Contractor shall return to Customer (without retaining copies, except as provided below), unless doing so would have a materially adverse effect on Contractor’s ability to provide Canadian NPAC/SMS Services, as agreed to by the Parties acting reasonably:
(i)	all software, documentation, procedures, and other information and materials (including without limitation all tapes, disks, and printed matter) provided by Customer and Users; and

(ii)	the contents of the Canadian NPAC/SMS database, including without limitation all User Data.
Notwithstanding the foregoing or anything herein to the contrary, Contractor may retain copies of financial and billing records for so long as this is required to enable Contractor to discharge its obligations pursuant to the Service Agreement or hereunder.

(q)	TRANSITION SERVICES, TRAINING. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(f) of the Service Agreement, Contractor shall:
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(i)	permit Customer’s representatives to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Contractor, to all Contractor employees, contractors, and other representatives necessary to facilitate the transition of the Canadian NPAC/SMS to a Successor Contractor for the provision of the Services. Without restricting the generality of the foregoing, “at all reasonable times” shall mean during ordinary business hours with ten (10) Business Days prior written notice from Customer (or Contractor, in the case of Section 2.1(r) herein);

(ii)	permit the co-location of Customer’s representatives with Contractor’s representatives who possess the requisite knowledge in relation to the Services; provided that such Customer’s representatives shall not include a former Contractor employee;

(iii)	provide Customer’s representatives with access and entry to premises with privileges and on terms and conditions customarily available to consultants of Contractor, including but not limited to:
(A)	access to the locations, hardware, information systems, and data located at the premises of Contractor relevant to the Canadian NPAC/SMS and necessary to manage the Transition Services under the Transition Plan; and

(B)	one (1) closed office/meeting room to be located on the same floor and contiguous with the NPAC/SMS Service provision function of the Contractor.
(iv)	inform and train Customer’s representatives with respect to all operational issues relevant to the provision of Canadian NPAC/SMS Service; provided that the Contractor shall not be required to provide such training to representatives of the Successor Contractor. Without restricting the generality of the foregoing, the training provided by Contractor shall at minimum meet the level of training Contractor provides to its own new Employees;

(v)	provide to Customer or Customer’s representatives, on an as-needed basis (including on a dedicated basis, if required), employees of Contractor with respect to operational issues relevant to the provision of Canadian NPAC/SMS Service.
(r)	TRANSITION SERVICES, CUSTOMERS OBLIGATIONS IN RESPECT OF FACILITY. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(f) of the Service Agreement, Customer shall:
(i)	allow Contractor to use, at all reasonable times and at no charge, those Customer facilities necessary to perform the Transition Services for as long as Contractor is providing the Transition Services;

(ii)	ensure that Customer’s representatives who are permitted access and entry onto Contractor’s premises execute a commercially reasonable
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confidentiality agreement with Contractor prior to the date on which Customer’s representatives are granted such access and entry, and comply with any reasonable Contractor provided workplace rules.
(s)	TRANSITION SERVICES, POLICIES AND PROCEDURES. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(g) of the Service Agreement, as soon as possible but in any event within ten (10) Business Days of a written request for such by Customer, Contractor shall make available copies of any policies, procedures and methods of Contractor that have been implemented by Contractor in relation to the provision of Canadian NPAC/SMS Services; provided that Contractor shall not be required to divulge any of its financial or other proprietary or Confidential Information, including when such information is contained in its books and records, or any other information relating to Contractor’s management of its business. To the extent any such policies, procedures and methods are not in writing, Contractor shall use its reasonable best efforts to impart such policies, procedures and methods verbally during any Extension Period.

(t)	TRANSITION SERVICES, GOOD FAITH COOPERATION. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(h) of the Service Agreement, in addition to the discharge of the obligations contained herein, Contractor shall cooperate in good faith with the Successor Contractor in relation to the Transition Services.

(u)	TRANSITION SERVICES, ACKNOWLEDGEMENT OF TRANSITION. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(h) of the Service Agreement, Contractor hereby acknowledges and agrees that the performance of the Transition Services will transition the Canadian NPAC/SMS, and the provision of Canadian NPAC/SMS Services, to a Successor Contractor.

(v)	TRANSITION SERVICES, LIMITATION OF CONTRACTOR’S OBLIGATION. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(h) of the Service Agreement, notwithstanding the foregoing, Contractor shall not be obligated to disclose any information, whether Confidential Information or otherwise, or provide access to Contractor’s facilities, locations, information systems, data, or personnel to a Successor Contractor beyond that specified herein as part of the Transition Services. Unless required to be provided as part of the Transition Services (including the provision of any on-going Canadian NPAC/SMS Services by Customer or a Successor Contractor arising from the Transition Services), Customer shall not disclose any Contractor Confidential Information, which may include the Master Agreement, and any Statements of Work or Amendments thereunder, to any third party, including, without limitation, a Successor Contractor.

(w)	TRANSITION SERVICES, COMPENSATION. In respect of Contractor’s obligation to provide Transition Services as described in Section 24.4(i) of the Service Agreement, Contractor shall be compensated for the performance of the Transition Services on a time and materials basis as described herein:
(i)	Contractor shall on a monthly basis, invoice Customer:
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(A)	its time, in accordance with its published standard labor rates, which shall, for the purposes hereof, be offered to the Customer at commercially reasonable rates premised on a base rate of $150 US Dollars per hour; and

(B)	materials, at Contractor’s cost, without administrative or other markups;
(ii)	each invoice shall:
(A)	identify the applicable Transition Services and materials to which the invoice relates;

(B)	provide summary details of the time spent on the applicable Transition Services;

(C)	provide summary details of the fees payable for each such Transition Service; and

(D)	specify the total amount payable and all applicable taxes;
(iii)	in the case of a Contractor Termination Event, Contractor’s labor rates will be subject to a discount of thirty percent (30%);

(iv)	in the case of a Contractor Non-Renewal, Contractor’s labor rates will be subject to a discount of fifteen percent (15%);

(v)	Contractor shall provide Customer with reasonable estimates of time and materials charges prior to providing Transition Services to Customer;

(vi)	within thirty (30) Business Days of receiving the invoice from Contractor, Customer shall, except in the event of a dispute as contemplated in Section 2.1(vii), pay to Contractor the amount of the applicable invoice;

(vii)	in the event that Customer disputes the amount of any invoice or portion thereof, the dispute shall be resolved as follows:
(A)	within thirty (30) Business Days of receiving the invoice, Customer shall pay the undisputed portion of such invoice and shall send to Contractor along with such payment a written notice of the dispute in detail and with supporting documentary evidence sufficient to provide Contractor with the nature and amount of any such dispute;

(B)	within ten (10) Business Days of Contractor’s receipt of such notice, and for a period of fifteen (15) Business Days, Contractor shall make available to Customer or its designee, during normal business hours at a location designated by Contractor, all documentation in the possession of Contractor or a Contractor Affiliate reasonably necessary to enable Customer to review the
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invoice, the data on which it was based and the methods by which amounts due were computed or determined;
(C)	if, upon completion of such review, Contractor and Customer are not in agreement as to the amount of the invoice, the dispute shall be subject to the arbitration rights provided in Section 26.2 of the Services Agreement; and

(D)	such amount shall be paid by Customer to Contractor within five (5) Business Days of notification to Customer of such amount.
ARTICLE 3
GENERAL
3.1	Contractor shall execute any other documents or agreements Customer may reasonably request in furtherance of the requirements set forth in this Plan.

3.2	In addition to the duty of confidentiality contained in the Service Agreement (which obligations and duties shall survive this Plan), Contractor shall treat all information relating to the Provision of NPAC/SMS Service, and the information contained in or transactions contemplated by this Plan as confidential and shall not disclose any such information to any other person or to otherwise use any information.

3.3	Contractor shall not issue any press release or public announcement concerning the transactions contemplated by this Plan.

3.4	This Plan shall be binding upon the parties hereto and their respective successors and assigns. Contractor shall not assign its rights or obligations in this Plan without the prior written consent of Customer, which consent shall not be unreasonably withheld or delayed.

3.5	This Plan shall not be amended except in writing signed by all of the parties. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

3.6	Each party shall pay all of its own costs and expenses incident to its negotiation and execution of this Plan, including all fees and expenses of counsel and accountants.

3.7	This Plan may be executed simultaneously in two (2) counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties.
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3.8	The construction, interpretation and performance of this Plan and all transactions under it shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein, excluding its choice of laws rules. Contractor agrees to submit to the jurisdiction of any court within the Canadian Region wherein an action is commenced against Customer under this Plan.

3.9	All notices or other communications required or permitted to be given under this Plan shall be in writing (unless otherwise specifically provided herein) and delivered or addressed to the Customer and Contractor, along with any and all courtesy copies, as set forth in, and in accordance with, Article 27.6 of the Services Agreement, as amended.

3.10	The Parties hereby agree that this Transition Coordination Plan shall constitute the “Termination Plan” defined in Section 24.3 of the Service Agreement.
IN WITNESS WHEREOF, Contractor and Customer have executed and delivered this Transition Coordination Plan in duplicate on the day and year first written above.

NEUSTAR, INC.		CANADIAN LNP CONSORTIUM INC.

Signature:	/s/ Michael O’Connor	Signature:	/s/ Jacques Sarrazin

	Name: MICHAEL O’CONNOR		Name: JR SARRAZIN
	Title: VP-CUSTOMER RELATIONS NSR		Title: PRESIDENT

I have authority to bind the Corporation		I have the authority to bind the Corporation
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